Exhibit 10.9

KIMBELL TIGER OPERATING COMPANY, LLC
777 Taylor St.
Fort Worth, Texas 76102

[●], 2022

[Sponsor Affiliate]

777 Taylor St.
Fort Worth, Texas 76102

Re: Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between Kimbell Tiger Acquisition Corporation (the “SPAC”), Kimbell Tiger Operating Company, LLC (the “Company,” and together with the SPAC, the “SPAC Parties”), Kimbell Tiger Acquisition Sponsor, LLC (“Sponsor”), and [Sponsor Affiliate] (“Affiliate”), an affiliate of Sponsor will confirm our agreement that, commencing on the date certain securities of the SPAC are first listed on the New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement,” and the offering of securities described therein, the “Offering”) and continuing until the earlier of the consummation by the SPAC of an initial business combination (the “Business Combination”) or the SPAC’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i)        Affiliate shall provide to the Company office space, administrative and support services as may be reasonably required by the Company. As reimbursement therefor, beginning on the Listing Date and continuing monthly thereafter until the Termination Date, the Company shall pay Affiliate (and Affiliate will receive on behalf of itself or, to the extent it causes another person to make support available to Company, as nominee on behalf of such other person) the sum of $25,000 per month.  Such payment may be made to Affiliate or to such recipients providing such support to the Company, as designated by the SPAC or the Company. Although the sums payable hereunder are fixed, the parties intend that such sums constitute solely a reimbursement for the costs described herein without any mark-up or other profits and agree that that such fixed sums constitute a reasonable estimate of such costs.

(ii)        Affiliate and Sponsor hereby irrevocably waive any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the SPAC and into which substantially all of the proceeds of the SPAC’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever. Accordingly, the Sponsor acknowledges and agrees that any indemnification or advance of expenses required to be provided hereunder will only be paid by the SPAC Parties (i) if prior to a Business Combination, to the extent that the SPAC Parties have sufficient funds outside of the Trust Account to satisfy their obligations to provide such indemnification and advancement of expenses or (ii) on or after the date that the SPAC Parties consummate a Business Combination, and in both cases such indemnification and other payments shall accrue and become due and payable immediately upon the occurrence of either event in clauses (i) and (ii).

(iii)        To the fullest extent permitted by applicable law, each of the SPAC Parties hereby agrees to defend, indemnify, hold harmless and exonerate (including the advancement of expenses to the fullest extent permitted by applicable law) Sponsor, Affiliate and each of their respective directors, officers, employees, principals, managers, partners, members, shareholders, equityholders, control persons, affiliates, agents, advisors, consultants and representatives (each, a “Sponsor Indemnitee”) from any and all costs, fees, expenses, judgments, liabilities, fines, penalties, reasonable attorneys’ fees and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably, incurred by a Sponsor Indemnitee or on a Sponsor Indemnitee’s behalf in connection with any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other actual, threatened or completed proceeding (including in each case as a witness) instituted by the Company or any third party, whether civil, criminal, administrative or investigative in nature, in respect of (i) the Offering or the SPAC Parties’ operations or conduct of their business (including any investment opportunities sourced by a Sponsor Indemnitee for the SPAC Parties), or (ii) any claim against a Sponsor Indemnitee alleging any expressed or implied management or endorsement by such Sponsor Indemnitee of any activities of the SPAC Parties or any express or implied association between such Sponsor Indemnitee, on the one hand, and the SPAC Parties or any of their affiliates, on the other hand (in each case to the extent that such indemnification, hold harmless and exoneration obligations with respect to such matters are not expressly covered by a separate written agreement between the SPAC Parties, on the one hand, and the applicable Sponsor Indemnitee, on the other hand); provided, for the avoidance of doubt, that under no circumstance shall a Sponsor Indemnitee have a Claim to any monies or assets held in the Trust Account, and the Company shall not be permitted to procure monies or assets held in the Trust Account for the satisfaction of its obligations to any Sponsor Indemnitee in respect of the indemnification provided hereunder.  The Sponsor Indemnitee will promptly notify the SPAC Parties in writing of any indemnified claim provided that failure or delay to give such notice shall not relieve the SPAC Parties of their indemnification obligations hereunder. The SPAC Parties will, at their expense, undertake the defense of such claim with attorneys of their own choosing reasonably satisfactory in all respects to such Sponsor Indemnitee, subject to the right of such Sponsor Indemnitee to undertake such defense as hereinafter provided. An Sponsor Indemnitee may participate in such defense with counsel of such Sponsor Indemnitee’s choosing at the expense of the SPAC Parties. In the event that the SPAC Parties do not undertake the defense of any claim within a reasonable time after such Sponsor Indemnitee has given the notice thereof, or in the event that such Sponsor Indemnitee shall in good faith determine that the defense of any claim by the SPAC Parties is inadequate or may conflict with the interest of any Sponsor Indemnitee, such Sponsor Indemnitee may, at the expense of the SPAC Parties and after giving notice to the SPAC Parties of such action, undertake the defense of the claim and compromise or settle the claim, all for the account of and at the risk of the SPAC Parties. The SPAC Parties shall pay all costs and expenses (including, without limitation, attorneys’ fees and costs of experts) incurred by the Sponsor Indemnitee in connection with Sponsor Indemnitee’s defense of any such claim promptly (and in any event within 10 days) after receipt of any statement therefor. In the defense of any claim against a Sponsor Indemnitee, the SPAC Parties shall not, except with the prior written consent of such Sponsor Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Sponsor Indemnitee, or that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to such Sponsor Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Sponsor Indemnitee denies all wrongdoing in connection with such matters. The SPAC Parties shall not be obligated to indemnify a Sponsor Indemnitee against amounts paid in settlement of a claim if such settlement is effected by such Sponsor Indemnitee without the prior written consent of the SPAC Parties, which shall not be unreasonably withheld or delayed. If the indemnification provided for in this paragraph is for any reason not available to a Sponsor Indemnitee as a matter of law in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Sponsor Indemnitee therefor, the SPAC Parties shall contribute to the amount paid or payable by such Sponsor Indemnitee as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (a) in such proportion as is appropriate to reflect the relative benefits to the Sponsor Indemnitee, on the one hand, and the SPAC Parties, on the other hand, of the subject matter of this Agreement or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of each of such Sponsor Indemnitee and the SPAC Parties, as well as any other relevant equitable considerations. The Sponsor Indemnitees shall be third party beneficiaries of this paragraph.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that Affiliate may assign this letter agreement, in whole or in part, to Sponsor or any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Sponsor without the prior written approval of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto with respect to the matters contemplated herein, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) with respect to this letter agreement shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

Very truly yours,

KIMBELL TIGER OPERATING COMPANY, LLC

By:
	Name:	Zachary M. Lunn
	Title:	President and Chief Executive Officer

KIMBELL TIGER ACQUISITION CORPORATION

By:
	Name:	Zachary M. Lunn
	Title:	President and Chief Executive Officer

AGREED TO ACCEPTED BY:

[Affiliate]

By:
Name:
	Title:	Chief Executive Officer

KIMBELL TIGER ACQUISITION SPONSOR, LLC

By: Kimbell Royalty Operating, LLC,
its Managing Member

By:
	Name:	Matthew S. Daly
	Title:	Chief Operating Officer

Signature Page to Administrative Support Agreement